Exhibit 21
WHIRLPOOL CORPORATION
List of Subsidiaries

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
1900 Holdings Corporation	Delaware
Airdun Limited	UK
B. Blend Máquinas e Bebidas S.A.	Brazil
BUD Comércio de Eletrodomésticos Ltda.	Brazil
BWI Products Limited	England
Bauknecht AG	Switzerland
Bauknecht Hausgeräte GmbH	Germany
Beijing Embraco Snowflake Compressor Company Limited	China
Bill Page Orchestra, Inc.	California
Brasmotor S.A.	Brazil
Brunson Place Properties, LLC	Michigan
CNB Consultoria Ltda	Brazil
Cannon Industries Ltd.	UK
Centro de Desarrollo Tecnologico e Innóvación WHM, S. de R.L de C.V.	Mexico
Comercial Acros Whirlpool, S. de R.L. de C.V.	Mexico
Consumer Appliances Service Limited	Hong Kong
Ealing Compania de Gestiones y Participaciones S.A.	Uruguay
Elera Delaware, Inc.	Delaware
Elera Holdings Corporation	Delaware
Embraco Europe S.r.l.	Italy
Embraco Eurosales S.r.l.	Italy
Embraco Indústria de Compressores e Soluções em Refrigeração Ltda.	Brazil
Embraco Luxembourg S.à r.l.	Luxembourg
Embraco Mexico Servicios, S. de R.L. de C.V.	Mexico
Embraco Mexico S. de R.L. de C.V.	Mexico
Embraco North America, Inc.	Delaware
Embraco RUS LLC	Russia
Embraco Slovakia S.r.o.	Slovak Republic
Everest Campus, LLC.	Michigan
General Domestic Appliances Holdings Ltd	UK
General Domestic Appliances International Ltd.	UK
Guangdong Whirlpool Electrical Appliances Co., Ltd.	China
Haceb Whirlpool Industrias S.A.S.	Colombia
Hefei Whirlpool Enterprise Management Service Co. Ltd.	China
Hoover Comercial Limitada	Brazil
Indesit Argentina S.A.	Argentina
Indesit Company Domestic Appliances Hellas Mepe	Greece
Indesit Company International Business S.A.	Switzerland
Indesit Company Luxembourg S.A.	Luxembourg
Indesit Company Nordics AB	Sweden
Indesit Company Singapore Pte. Ltd.	Singapore
Indesit Company UK Holdings Ltd.	UK

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Indesit IP S.r.l.	Italy
IRE Beteiligungs GmbH	Germany
Industrias Acros Whirlpool, S. de R.L. de C.V.	Mexico
Jackson Appliances Ltd.	UK
Joint-Stock Company Indesit International	Russia
KitchenAid Australia, Pty Ltd	Australia
KitchenAid Delaware, Inc.	Delaware
KitchenAid Europa, Inc.	Delaware
KitchenAid, Inc.	Ohio
KitchenAid Global, Inc.	Delaware
KitchenAid Korea Limited	S Korea
KitchenAid Promotions, LLC	Michigan
KitchenAid Trading Co., Ltd.	China
LAWSA S.A.	Argentina
MLOG Armazém Geral Ltda.	Brazil
Maytag Limited	Ontario
Maytag Properties, LLC	Michigan
Maytag Sales, Inc.	Delaware
Maytag Worldwide N.V.	Curaçao
Merloni Domestic Appliances Ltd.	UK
Nineteen Hundred Corporation	New York
Qingdao EECON Electronic Controls and Appliances Co., Ltd.	China
South American Sales Partnership	Florida
THC Assets Corporation	Delaware
Up Points Serviços Empresariais S.A.	Brazil
WCGP Nova Scotia Co.	Nova Scotia
Whirlpool (Australia) Pty. Limited	Australia
Whirlpool (B.V.I.) Limited	Virgin Islands (British)
Whirlpool (China) Co., Ltd.	China
Whirlpool (China) Investment Co., Ltd.	China
Whirlpool (Hefei) Trading Co., Ltd	China
Whirlpool (Hong Kong) Limited	Hong Kong
Whirlpool (Japan) Co., Ltd.	Japan
Whirlpool (Thailand) Limited	Thailand
Whirlpool America Holdings Corp.	Delaware
Whirlpool Argentina S.r.l.	Argentina
Whirlpool ASEAN Co.	Delaware
Whirlpool Asia B.V.	Netherlands (The)
Whirlpool Asia Holdings S.à r.l.	Luxembourg
Whirlpool Asia Inc.	Delaware
Whirlpool Asia LLP	India
Whirlpool Belux N.V./S.A.	Belgium
Whirlpool Bermuda Euro Ltd.	Bermuda
Whirlpool Beyaz Esya Sanayi Ve Ticaret A.S.	Turkey
Whirlpool Bulgaria Ltd.	Bulgaria
Whirlpool CIS Ltd.	Russia

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Whirlpool CR, spol. s.r.o.	Czech Republic
Whirlpool Canada Co. (post 9/1/05 amalgamation company)	Nova Scotia
Whirlpool Canada Holding Co. (post 4/18/06 amalgamation company)	Nova Scotia
Whirlpool Canada Investments S.à r.l.	Luxembourg
Whirlpool Canada LP	Ontario
Whirlpool Canada Luxembourg Holdings S.à r.l.	Luxembourg
Whirlpool Chile Limitada	Chile
Whirlpool Colômbia S.A.S.	Colombia
Whirlpool Comercial Ltda.	Brazil
Whirlpool Company Polska Sp. z o.o.	Poland
Whirlpool Company Ukraine LLC	Ukraine
Whirlpool Croatia Ltd.	Croatia
Whirlpool CSA Holdings S.à r.l.	Luxembourg
Whirlpool do Brasil Investements B.V.	Netherlands (The)
Whirlpool do Brasil Ltda.	Brazil
Whirlpool Ecuador S.A.	Ecuador
Whirlpool Eesti OU	Estonia
Whirlpool El Salvador, S.A. de C.V.	El Salvador
Whirlpool Electrodomésticos S.A.	Spain
Whirlpool Eletrodomésticos AM S.A.	Brazil
Whirlpool EMEA S.p.A.	Italy
WHirlpool EMEA Finanace S.à r.l.	Luxembourg
Whirlpool Enterprises, LLC	Delaware
Whirlpool Europe B.V.	Netherlands (The)
Whirlpool Europe Coordination Center	Belgium
Whirlpool Europe Holdings Limited	Delaware
Whirlpool Ev Aletleri Pazarlama Ve Ticaret A.S.	Turkey
Whirlpool Finance B.V.	Netherlands (The)
Whirlpool Finance Center Corp.	Delaware
Whirlpool Finance Luxembourg S.à r.l.	Luxembourg
Whirlpool Finance Overseas Ltd.	Bermuda
Whirlpool Financial Corporation	Delaware
Whirlpool Financial Corporation International	Delaware
Whirlpool Floor Care Corp.	Delaware
Whirlpool France SAS	France
Whirlpool France Holdings SAS	France
Whirlpool Germany GmbH	Germany
Whirlpool Global B.V.	Netherlands (The)
Whirlpool Global Investments B.V.	Netherlands (The)
Whirlpool Greater China Inc.	Delaware
Whirlpool Guatemala, S.A.	Guatemala
Whirlpool Hellas S.A.	Greece
Whirlpool Holdings Corporation	Delaware
Whirlpool Home Appliances B.V.	Netherlands (The)
Whirlpool India Holdings Limited	Delaware
Whirlpool of India Limited	India

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Whirlpool Insurance Company, Ltd.	Bermuda
Whirlpool Internacional S. de R.L. de C.V.	Mexico
Whirlpool International GmbH	Switzerland
Whirlpool International Holdings S.à r.l.	Luxembourg
Whirlpool International Manufacturing S.à r.l.	Luxembourg
Whirlpool Ireland Appliances Limited	Ireland
Whirlpool Italia Holdings S.r.l.	Italy
Whirlpool Italia S.r.l.	Italy
Whirlpool Japan Inc.	Delaware
Whirlpool Kazakhstan LLP	Kazakhstan
Whirlpool Latin America Corporation	Delaware
Whirlpool Latvia S.I.A.	Latvia
Whirlpool Lietuva UAB	Lithuania
Whirlpool Ltd Belgrade	Serbia
Whirlpool Luxembourg Holdings S.à r.l.	Luxembourg
Whirlpool Luxembourg Investments S.à r.l.	Luxembourg
Whirlpool Luxembourg S.à r.l.	Luxembourg
Whirlpool Luxembourg Ventures S.à r.l.	Luxembourg
Whirlpool Management Services S.a.g.l.	Switzerland
Whirlpool Magyarország Kereskedelmi Korlátolt Felelosségu Társaság	Hungary
Whirlpool Maroc S. à r.l.	Morocco
Whirlpool Mauritius Limited	Mauritius
Whirlpool MEEA DMCC	United Arab Emirates
Whirlpool Mexico, S. de R.L. de C.V.	Mexico
Whirlpool Mexico Holdings LLC	Delaware
Whirlpool Mexico Ventures LLC	Delaware
Whirlpool Microwave Products Development Limited	Hong Kong
Whirlpool NAAG Holdings Corporation	Delaware
Whirlpool NAR Holdings, LLC	Delaware
Whirlpool Nederland B.V.	Netherlands (The)
Whirlpool Nordic A/S	Denmark
Whirlpool Nordic AB	Sweden
Whirlpool Nordic AS	Norway
Whirlpool Nordic OY	Finland
Whirlpool Oceania Inc.	Delaware
Whirlpool Österreich GmbH	Austria
Whirlpool Overseas Holdings, LLC	Delaware
Whirlpool Overseas Hong Kong Limited	Hong Kong
Whirlpool Overseas Manufacturing S.ár.l.	Luxembourg
Whirlpool Peru S.R.L.	Peru
Whirlpool Polska Appliances Sp. z o.o.	Poland
Whirlpool Portugal, S.A.	Portugal
Whirlpool Product Development (Shenzhen) Company Limited	China
Whirlpool Properties, Inc.	Michigan
Whirlpool Puntana S.A.	Argentina
Whirlpool R&D S.r.l.	Italy

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Whirlpool Realty Corporation	Delaware
Whirlpool Romania S.r.l.	Romania
Whirlpool RUS LLC	Russia
Whirlpool S.A.	Brazil
Whirlpool SSC Limited	Ireland
Whirlpool Slovakia spol. s.r.o.	Slovak Republic
Whirlpool Slovakia Home Appliances spol. s.r.o.	Slovak Republic
Whirlpool South Africa (Proprietary) Limited	South Africa
Whirlpool Southeast Asia Pte	Singapore
Whirlpool Sweden Aktiebolag	Sweden
Whirlpool Taiwan Co., Ltd.	Taiwan
Whirlpool Technologies, LLC	Michigan
Whirlpool UK Appliances Limited	UK
Whirlpool UK Pension Scheme Trustee Limited	England
Whirlpool Ukraine LLC	Ukraine
Whirlpool WW Holdings B.V.	Netherlands (The)
Xpelair Ltd.	UK
Yummly Canada Ltd.	British Columbia
Yummly, Inc.	Delaware